SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 21, 2001
CORPORATE VISION, INC.
(Exact name of registrant as specified in its charter)

   Oklahoma                       0-18824                    73-1380820
(State or other              (Commission File            (I.R.S. Employer
jurisdiction of                   Number)              Identification Number)
incorporation)

3540 East 31st Street, Suite 1
Tulsa, Oklahoma 74135
(Address of principal executive offices) (Zip Code)
(918) 749-2400
(Registrant's telephone number, including area code)
Item 1.  Changes in Control of Registrant.
     Pursuant to a Share Exchange Agreement (the "Agreement") dated June 21, 2001, Corporate Vision, Inc. (the "Company"), an Oklahoma corporation, acquired all the issued and outstanding shares of common stock of Southeastern Research & Recovery, Inc. ("SRR"), a South Carolina corporation, from the sole shareholder thereof, Global Eco-Logical Services, Inc. ("Global"), a Florida corporation, in exchange for 22,500,000 shares (the "CVIA Shares") of common stock of the Company. The shares issued in the acquisition bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933. As further consideration for the SRR shares, the Company agreed to assume Global's accounts payable obligations to Mottern, Fisher & Goldman, P.C. and Tauber & Balser, P.C.
     The number of CVIA Shares is subject to adjustment six and twelve months (an "Adjustment Date") after the acquisition date based on the future market price of the CVIA Shares. Specifically, in the event the CVIA Shares held by Global on each Adjustment Date do not have a fair market value equal to or greater than $2,250,000, then the Company shall be obligated to issue Global additional shares of Company common stock sufficient to result in the fair market value of the CVIA Shares held by Global on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,250,000. At each Adjustment Date, the fair market value of the Company's common stock shall be the average of the high and low price of the common stock for the twenty business days prior to the Adjustment Date, provided that if the Company's common stock is not traded during such period, the fair market value of the common stock shall instead be the book value per share of the Company's common stock determined as of the date of the last financial statements prepared by Company. In addition, if the fair market value of the Company's common stock determined in the manner set forth above on the twenty-first business day before an Adjustment Date would result in the issuance of additional shares of Company common stock to Global if such date were an Adjustment Date, then Global, and no officer, director or affiliate thereof may sell shares of the Company's common stock during the subsequent twenty business days.

     As a result of and pursuant to the Agreement, the Company agreed to reduce the number of voting directors to four, two of which shall be nominees of Global. The four voting directors will be A. Leon Blaser, Gary Mays, William Tuorto, and Ted Fenn. All previous directors of the Company, other than Mr. Blaser and Mr. Mays, are to be reclassified as nonvoting directors. Those directors are Curtis Swart and Cynthia Cox.
     Pursuant to the Agreement, a Management and Operations Agreement (the "Management Agreement") was executed among the Company, Global and SRR.
Under the Management Agreement, Global agreed to provide management and operational support services to SRR for a five-year period, in exchange for fifty percent of the net cash flow generated by the Company's operating activities. Under the Management Agreement, the net cash flow from SRR will be determined on a quarterly basis from the "net cash provided by operating activities" of SRR's financial statements utilized for the Company's consolidated financial statements, less the amount of any management fee paid by SRR for the quarter. The Company may terminate the Management Agreement prior to the expiration of its term upon thirty (30) days advance notice and the payment to Global of a termination fee equal to the lesser of a) $250,000, or b) the average monthly management fee paid or payable to Global for the twelve months prior to the date of such notice of termination times the number of months remaining in the term of the Management Agreement.
     Pursuant to the Agreement, an Options Agreement was executed between the Company and Global. Under the Option Agreement, the Company granted Global an option to repurchase all of the issued and outstanding common stock of SRR in exchange for 22,500,000 shares of the Company common stock and $200,000 cash. The option is exercisable at any time from January 1, 2002 to August 1, 2002. While the option is outstanding, the Company has agreed not to transfer, assign, pledge, hypothecate or convey the shares of SRR common stock in any manner without the express without the express written consent of Global.
     As part of the acquisition of SRR, the Company has entered into employment agreements with Richard D. Tuorto, Jr. and William L. Tuorto, and anticipates entering into employment/independent contractor agreements in the near future with other key members of management of SRR, including James Sease and Tom Strenth.
     Prior to the acquisition of SRR, the Company had 19,564,850 shares of common stock issued and outstanding, and 42,064,850 shares immediately following the reorganization. Thus, as part of the acquisition of SRR, Global obtained a controlling interest in the Company.
Item 2.  Acquisition Or Disposition Of Assets
     As described in Item 1 herein, on June 21, 2001 the Company acquired all of the issued and outstanding common stock of SRR. SRR operates a non-hazardous waste facility on 3.25 acres of land in Erhardt, South Carolina, that processes industrial sludge for commercial and industrial customers in the South Carolina/Georgia area prior to its disposal in traditional municipal solid waste landfills. Specifically, SRR solidifies non-hazardous liquid waste by mixing it with sawdust, and then disposes of it by hauling it to a traditional solid waste site. The Company hauls its waste with a fleet of seven company-owned trucks and additional rental trucks when needed. The land is leased pursuant to a lease with a remaining term of approximately 20 years. All permits are in effect for at least the term of lease.
Risk Factors Relating to Business of SRR
Competition. The waste collection/disposal business is both highly competitive and requires substantial amounts of capital. If permitted and operational, the Company's facilities would compete with numerous enterprises, many of which have significantly larger operations and greater resources than the Company. The Company would also compete with those counties and municipalities that maintain their own waste collection and disposal operations. Forward Looking Statements assume that the Company will be able to effectively compete with these other entities.

The Company may not be able to acquire existing waste companies. The Company plans to acquire additional waste companies to complement its ownership of SRR, and its acquisition program is a key element of its expansion strategy. There can be no assurance, however, that the Company will succeed in locating appropriate acquisition candidates that can be acquired at price levels that the Company considers appropriate, or that the Company will be able to raise the necessary capital to begin its acquisition program.

Economic Conditions. The Company's potential waste collection/disposal business would be affected by general economic conditions. There can be no assurance that an economic downturn would not result in a reduction in the potential volume of waste that might be disposed of at the Company's potential facilities and/or the price that the Company would charge for its services.

Weather Conditions. Protracted periods of inclement weather may adversely affect the Company's operations by interfering with collection and landfill operations, and/or reducing the volume of waste generated by the Company's potential customers. In addition, particularly harsh weather conditions may result in the temporary suspension of certain of the Company's potential operations. The Forward Looking Statements do not assume that such weather conditions will occur.

Dependence on Senior Management. The Company is highly dependent upon its senior management team. In addition, as the Company continues to grow, its requirements for operations management with franchising and waste industry experience will also increase. The future availability of such experienced management cannot be predicted. The Forward Looking Statements assume that experienced management will be available when needed by the Company at compensation levels that are within industry norms. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on the Company.

Influence of Government Regulation. The Company's potential operations are subject to and substantially affected by extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect the Company's results, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines or to revoke or deny renewal of operating permits or licenses for violations of environmental laws or regulations or to require remediation of environmental problems at sites or nearby properties, or resulting from transportation or predecessors' transportation and collection operations, all of which could have a material adverse effect on the Company. Liability may also arise from actions brought by individuals or community groups in connection with the permitting or licensing of operations, any alleged violations of such permits and licenses or other matters. The Forward Looking Statements assume that there will be no materially negative impact on its operations due to governmental regulation.

Potential Environmental Liability. The Company may incur liabilities for the deterioration of the environment as a result of its potential operations. Any substantial liability for environmental damage could materially adversely affect the operating results and financial condition of the Company. Due to the limited nature of insurance coverage of environmental liability, if the Company were to incur liability for environmental damage, its business and financial condition could be materially adversely affected.

Inflation and Prevailing Economic Conditions. To date, inflation has not had a significant impact on the Company's operations. Consistent with industry practice, most of the Company's contracts will provide for a pass through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. The Company therefore believes it should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require the Company to absorb cost increases, resulting from inflation. The Company is unable to determine the future impact of a sustained economic slowdown.

Item 3.  Bankruptcy or Receivership.
     Not applicable.
Item 4.  Changes in Registrant's Certifying Accountant.
     Not applicable.
Item 5.  Other Events.
     Not applicable.
Item 6.  Resignations Of Directors And Executive Officers.
     As disclosed in Item 1, pursuant to the Agreement, the Company agreed to reconstitute its board to create two nonvoting positions. The two nonvoting directors will be Cynthia Cox and Curtis Swart, who formerly were voting directors.
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
     (a) Financial Statements of Business Acquired:  To be filed by amendment.
     (b) Pro Forma Financial Information:  To be filed by amendment.
     (c) Exhibits: To be filed by amendment.
Item 8.  Change in Fiscal Year.
     Not applicable.
Item 9.  Sales of Equity Securities Pursuant to Regulation S
     Not applicable.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                               CORPORATE VISION, INC.
Date: July 10, 2001                            By: /s/ Gary Mays
                                                       Gary Mays
                                               Its: President and Chief
                                               Executive Officer